Exhibit 32

Section 1350 Certification

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Carolina Trust BancShares, Inc. (the “Issuer”) for the quarter ended June 30, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: August 10, 2018	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Date: August 10, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer